EXHIBIT 99.1 425 Pike Street 520 Third Street SEATTLE, WASHINGTON SANTA ROSA, CALIFORNIA www.wafdbank.com www.lutherburbanksavings.com WASHINGTON FEDERAL, INC. AND LUTHER BURBANK CORPORATION ANNOUNCE RECEIPT OF SHAREHOLDER APPROVAL FOR MERGER Washington Federal, Inc. (NASDAQ: WAFD, “Washington Federal”), the parent company of Washington Federal Bank (“WaFd Bank”), and Luther Burbank Corporation (NASDAQ: LBC, “Luther Burbank”), the parent company of Luther Burbank Savings, jointly announced today that, at special meetings of their respective shareholders held on May 4, 2023, Washington Federal shareholders approved the issuance of shares of Washington Federal’s common stock to the shareholders of Luther Burbank pursuant to that certain Agreement and Plan of Reorganization, dated as of November 13, 2022 (the “Merger Agreement”), by and between Washington Federal and Luther Burbank, and Luther Burbank’s shareholders approved the Merger Agreement, the merger of Luther Burbank with and into Washington Federal, with Washington Federal as the surviving corporation (the “Merger”), and the compensation payable to the named executive officers of Luther Burbank in connection with the Merger. The final results on the proposals voted on at the special meetings of each company’s shareholders held on May 4, 2023 will be set forth in the companies’ separate Form 8-Ks to be filed with the U.S. Securities and Exchange Commission after certification by each company’s inspector of election. The consummation of the Merger remains subject to customary closing conditions, including receipt of required regulatory approvals. Brent Beardall, President and Chief Executive Officer of Washington Federal, commented, “We are pleased to have received approval of our shareholders and Luther Burbank’s shareholders in connection with our pending acquisition of Luther Burbank. These voting results affirm our belief that the combination of Washington Federal and Luther Burbank will create significant opportunities to enhance the banking experience for our customers and drive increased long-term value for our shareholders. Upon receipt of regulatory approval, we will be prepared to efficiently execute on our integration plan and begin extending our diversified banking products and services into our new communities in California.” Simone Lagomarsino, President and Chief Executive Officer of Luther Burbank, commented, “We are very pleased to have received shareholder approval in connection with the merger. We continue to firmly believe that combining with Washington Federal is in the best interests of all of our stakeholders, including our shareholders and the communities we serve. We are working collaboratively with Washington Federal on expeditiously pursuing regulatory approval so that we can begin executing on our closing and integration processes.” About Washington Federal, Inc. Washington Federal is headquartered in Seattle, Washington, and has 199 branches in eight western states. As of March 31, 2023, Washington Federal had total assets of $22.3 billion, total loans of $17.3 billion and total deposits of $15.9 billion. Washington Federal conducts its business primarily through its wholly-owned subsidiary, WaFd Bank. To find out more about Washington Federal, please visit its website www.wafdbank.com. Washington Federal uses its website to distribute financial and other material information about the Company. About Luther Burbank Corporation Luther Burbank is headquartered in Santa Rosa, California, and operates 10 full service branches in California, 1 full service branch in Washington, and several loan production offices located throughout California. As of March 31,

EXHIBIT 99.1 2023, Luther Burbank had total assets of $8.3 billion, total loans of $7.0 billion and total deposits of $5.6 billion. It operates primarily through its wholly-owned subsidiary, Luther Burbank Savings, an FDIC insured, California- chartered bank. Luther Burbank Savings executes on its mission to improve the financial future of customers, employees and shareholders by providing superior, human-centered personal banking and business banking services. To find out more about Luther Burbank, please visit its website www.lutherburbanksavings.com. Luther Burbank uses its website to distribute financial and other material information about the Company. Investor Relations Contacts: Washington Federal, Inc. Luther Burbank Corporation Brad Goode Bradley Satenberg Chief Marketing Officer Investor Relations (206) 626-8178 (844) 446-8201 Brad.Goode@wafd.com investorrelations@lbsavings.com Forward Looking Statements This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the financial condition, results of operations, business plans and the future performance of Washington Federal and Luther Burbank. Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “projects,” “could,” “may,” “should,” “will” or other similar words and expressions are intended to identify these forward-looking statements. These forward-looking statements are based on Washington Federal’s and Luther Burbank’s current expectations and assumptions regarding Washington Federal’s and Luther Burbank’s businesses, the economy, and other future conditions. Because forward-looking statements relate to future results and occurrences, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Many possible events or factors could affect Washington Federal’s or Luther Burbank’s future financial results and performance and could cause actual results or performance to differ materially from anticipated results or performance. Such risks and uncertainties include, among others: the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the Merger Agreement, the outcome of any legal proceedings that may be instituted against Washington Federal or Luther Burbank, delays in completing the Merger, the failure to obtain necessary regulatory approvals (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the Merger Agreement) or to satisfy any of the other conditions to the Merger on a timely basis or at all, the possibility that the anticipated benefits of the Merger are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where Washington Federal and Luther Burbank do business, the possibility that the Merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events, diversion of management’s attention from ongoing business operations and opportunities, potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the Merger, the ability to complete the Merger and integration of Washington Federal and Luther Burbank successfully, and the dilution caused by Washington Federal’s issuance of additional shares of its capital stock in connection with the Merger. Except to the extent required by applicable law or regulation, each of Washington Federal and Luther Burbank specifically disclaims any obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments. Further information regarding Washington Federal, Luther Burbank and factors which could affect the forward-looking statements contained herein can be found in Washington Federal’s Annual Report on Form 10-K for the fiscal year ended September 30, 2022 and its other filings with the SEC and in Luther Burbank’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and its other filings with the SEC.